
                                                                    EXHIBIT 11.0
                     SHAW INDUSTRIES, INC. AND SUBSIDIARIES
               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (1)
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)


                                                                         Three Months Ended        Six Months Ended
                                                                         ==================       ==================

                                                                          June 28,  June 29,       June 28,  June 29,
                                                                           1997      1996           1997      1996
                                                                         --------  --------       --------  --------
PRIMARY:
Weighted average common shares outstanding ............................   133,766   135,793        133,404   135,971
Additional shares assuming exercise of stock options ..................        15         0            211        87
                                                                         --------  --------       --------  --------
Weighted average common and common equivalent shares outstanding ......   133,781   135,793        133,615   136,058
                                                                         ========  ========       ========  ========


Income ................................................................  $ 25,231  $ 28,099       $ 35,979  $ 12,515
                                                                         ========  ========       ========  ========


       Earnings per common share ......................................  $   0.19  $   0.21       $   0.27  $   0.09
                                                                         ========  ========       ========  ========





FULLY DILUTED:
       Weighted average common shares outstanding .....................   133,766   135,793        133,404   135,971
       Additional shares assuming exercise of stock options  (2) ......        15       174            211       174
                                                                         --------  --------       --------  --------
       Weighted average common and common equivalent shares outstanding   133,781   135,967        133,615   136,145
                                                                         ========  ========       ========  ========


       Income .........................................................  $ 25,231  $ 28,099       $ 35,979  $ 12,515
                                                                         ========  ========       ========  ========


       Earnings per common share ......................................  $   0.19  $   0.21       $   0.27  $   0.09
                                                                         ========  ========       ========  ========



     (1)  All numbers of shares in this exhibit are weighted on the basis of the
          number  of  days  the  shares  were   outstanding  or  assumed  to  be
          outstanding during each period.

     (2) Based on the treasury stock method using the higher of the average or period-end market price.



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